UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/03/2007

FIELDSTONE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50938

Maryland	74-2874689
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland 21044
(Address of principal executive offices, including zip code)

(410) 772-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.05.    Costs Associated with Exit or Disposal Activities

On April 3, 2007, Fieldstone Investment Corporation's (the "Company") management committed to a workforce reduction due in part to its decisions to reduce the number of its wholesale operations centers from nine to three and to close nine of its smaller retail branches. In addition, the Company will make proportional adjustments in its corporate home office staff. In all, Fieldstone expects the consolidation of its wholesale operations centers and closing of its nine retail branches to reduce its workforce by 125 persons, or 14 percent of its workforce and is currently evaluating the size of its home office staff reductions. The Company expects to take a pre-tax charge of approximately $550,000 in the first quarter of 2007 related to these consolidations and is evaluating the timing and amount of the pre-tax charge with respect to the home office workforce reductions.

A copy of the Company's press release announcing the consolidations and workforce reductions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

99.1         Press Release dated April 6, 2007 announcing consolidation of wholesale operations centers and workforce reductions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: April 09, 2007	By:	/s/ Nayan V. Kisnadwala
Nayan V. Kisnadwala
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 6, 2007 announcing consolidation of wholesale operations centers and workforce reductions.